SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549





                                 FORM 11-K

           FOR ANNUAL REPORT OF EMPLOYEE STOCK PURCHASE, SAVINGS
            AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

            [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                For the fiscal year ended December 31, 1997

                                    OR

            [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                    Commission file number:   33-41313


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                        Bairnco Corporation 401(k)
                          Savings Plan and Trust

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            Bairnco Corporation
                              2251 Lucien Way
                          Maitland, Florida 32751


            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Advisory Committee of
Bairnco Corporation 401(k) Savings Plan and Trust:

We have audited the accompanying statements of net assets available for benefits of Bairnco Corporation 401(k) Savings Plan and Trust as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Bairnco Corporation 401(k) Savings Plan and Trust as of December 31, 1997 and 1996, and the changes in its net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of reportable transactions, assets held for investment and transactions with parties in interest are presented for purposes of complying with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. Such schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.


Orlando, Florida
February 13, 1998
                                             Arthur Andersen LLP



                              BAIRNCO CORPORATION
                         401(k) SAVINGS PLAN AND TRUST
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                        AS OF DECEMBER 31, 1997 AND 1996



                                                1997          1996
ASSETS

INVESTMENTS, at fair market value (Notes 2 & 3)
  Bairnco common stock                          $  277,830    $  181,378
  Mutual funds                                   3,873,674     2,805,520
  Participant notes receivable                     108,523        42,633

    TOTAL INVESTMENTS                            4,260,027     3,029,531

RECEIVABLES

  Participants' contributions                       69,647        67,678
  Accrued investment income                          1,396         1,289

    TOTAL RECEIVABLES                               71,043        68,967

    TOTAL ASSETS                                 4,331,070     3,098,498

NET ASSETS AVAILABLE FOR BENEFITS               $4,331,070    $3,098,498







The accompanying notes are an integral part of these financial statements.

                              BAIRNCO CORPORATION
                         401(k) SAVINGS PLAN AND TRUST
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                    (Note 6)


                                                           1997
NET ASSETS AVAILABLE FOR BENEFITS, beginning of year       $3,098,498

ADDITIONS:
  Participants' contributions                               1,172,323
  Interest and dividends                                      216,775
  Net realized and unrealized appreciation on
    investments (Note 2)                                      505,548
                                                            1,894,646
DEDUCTIONS:
  Distributions                                               659,088
  Administrative expenses                                       2,986
                                                              662,074

NET INCREASE                                                1,232,572

NET ASSETS AVAILABLE FOR BENEFITS, end of year             $4,331,070







The accompanying notes are an integral part of these financial statements.


                              BAIRNCO CORPORATION
                         401(k) SAVINGS PLAN AND TRUST
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 and 1996


1.   PLAN DESCRIPTION:

     The following description of the Bairnco Corporation 401(k) Savings Plan and Trust (the "Plan") provides only general information. Participants of the Plan should refer to the Plan document for a complete description of the Plan's provisions. The Plan document is available from Bairnco
Corporation ("Bairnco" or the "Corporation") at its offices in Maitland, Florida.

General

     Bairnco established the Plan effective July 1, 1991. The Plan is a defined contribution plan under which all full-time employees become eligible for participation on the first day of the month following completion of thirty days of service. Once an employee becomes eligible for participation, salary deferrals (contributions) may commence on any subsequent date. The Plan excludes non-resident aliens, leased employees and independent contractors from participating in the Plan. Union employees of the Corporation are permitted to participate in the Plan. The Plan is subject to the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 ("ERISA").

Contributions

     Under the terms of the Plan, allowable contributions are outlined as follows:

       Participant Contributions - The participants may elect to defer a minimum of 1% and a maximum of 20% of compensation, as defined in the Plan, not to exceed $9,500 for 1997. The maximum dollar amount that may be deferred is adjusted annually by the Internal Revenue Service. The amount of the compensation which is deferred, plus any earnings or losses on that amount, is not subject to federal income tax until the funds are actually distributed to the participant by the Plan. However, contributions are subject to FICA (Social Security and Medicare Taxes).


       Employer Contributions - The Corporation does not match elective deferrals pursuant to the Plan.

Participant Accounts

     Each participant's account is credited with the participant's contribution and allocations of Plan earnings, and charged with an allocation of administrative expenses. Allocations are based on
participant  account  balances,  as  defined.   The  benefit  to  which   a
participant is entitled is the amount that can be provided from the participant's vested account.


Vesting

     A participant shall at all times have a 100 percent nonforfeitable interest in the value of his/her account attributable to all contributions made plus or minus investment earnings and losses thereon and related administrative costs.

Transfers From Other Qualified Plans

      Participants who have an interest in any other qualified employee benefit plan (as described in Section 401(a) of the Internal Revenue Code) may transfer the distributions from these plans directly into the Plan at the discretion of the Administrative Committee (see Note 4).


Distributions

     A participant who has attained age 59-1/2 may elect, by filing a written application with the Administrative Committee, to withdraw any amount up to 100 percent of the vested portion of his/her account, for any reason. For participants who have not attained age 59-1/2, the reasons for such withdrawals are restricted to those defined in the Plan.

     Upon termination of employment, a participant can elect to have the balance in the participant's account distributed to the participant in a single lump sum cash distribution or a partial distribution if requested in writing by the participant. As an alternative, the participant may also elect to leave the related funds in the Plan or transfer the related funds into another qualified plan.

Participant Notes Receivable

      An active participant may borrow from his/her account a minimum of $1,000 up to a maximum equal to the lesser of (1) a total of $50,000 of borrowings within one year or (2) 50% of the participant's account balance.

     Loan transactions are treated as transfers between the investment fund and the participant notes receivable account. Loan terms range from 1-5 years or up to 15 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at the prime rate at the time of borrowing plus 2%. During 1997, interest rates ranged from 10.25% to 10.5%. Principal and interest are paid quarterly through payroll deductions. As of December 31, 1997, there were 43 loans outstanding.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Use of Estimates-

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions from the net assets available for benefits during the reporting period. Actual results could differ from those estimates.

     Basis Of Accounting-

     For the year ended December 31, 1997, the accounting records of the Plan and the Plan's assets were maintained by Schwab Retirement Plan Services, Inc. ("Schwab") a subsidiary of the Charles Schwab Corporation. The participants' account balances are determined on the cash basis; however, the Plan's financial statements contained herein are presented on an accrual basis.

     Investment Valuation and Income Recognition-

     Investments are stated at fair market value. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Any unlisted securities are valued at the bid price next preceding the close of business on the valuation date. Participant notes receivable are valued at cost, which approximates fair value.

     Any unrealized appreciation/depreciation on investments represents the difference between fair value of investments at the beginning of the Plan year or when acquired, whichever is later, and the fair value of investments at the end of the Plan year.

     Interest income is recognized on the accrual basis.

     Administrative Expenses-

      Administrative expenses of the Plan are paid directly by Bairnco on behalf of the Plan. During the year ended December 31, 1997, Bairnco paid administrative expenses of approximately $15,205.

     Benefit Payments-

     Benefits are recorded when paid.


3.   INVESTMENTS:

     There are currently six investment options into which participants may direct the investment of their accounts. These are the Invesco Strategic Technology Fund, Founders Growth Fund, Schwab 1000 Equity Fund, Strong Government Securities Fund and the Schwab Retirement Money Fund (collectively the "mutual funds"), and the Bairnco Corporation Common Stock Fund ("Bairnco common stock fund"). Participants invest in units of participation of the fund which represents an undivided interest in the underlying assets of the fund. Participants may separately direct the investment of future deferrals and existing account balances into these six investment options in increments of 5%. Participants are permitted to modify their elections for future deferrals and existing account balances between investment funds on a daily basis.

      All the investments represent 5% or more of the net assets available for benefits (see Note 6).


4.   TRUST AGREEMENT:

Schwab is the Plan's Trustee pursuant to the Plan document which is signed by the Corporation and Plan Trustee. Schwab manages the Plan assets and makes distributions to participants as directed by the Plan Administrator. The Administrative Committee of the Corporation is the Plan Administrator. Expenses incurred by the Plan Trustee or the Plan Administrator in the performance of their duties may be paid by the Plan or the Corporation at the Corporation's discretion. During 1997, all investment managers' fees were paid directly by the Plan.


5.   PLAN TERMINATION:

     Although it has not expressed any intent to do so, the Corporation reserves the right under the Plan to terminate the Plan, in whole or in part, at any time. In the event of the Plan's termination, the Plan assets will be distributed to the participants in lump sum distributions or transferred to another qualified plan at the direction of the participant.

6.    CHANGES IN NET ASSETS BY INVESTMENT FUND:

     The following schedule presents changes in the net assets available for benefits of the investment funds for the year ended December 31, 1997:

               Invesco             Schwab      Strong     Schwab     Bairnco
               Strategic  Founders 1000        Government Retirement Common    Participant
               Technology Growth   Equity      Securities Money      Stock     Notes       Other
               Fund       Fund     Fund        Fund       Fund       Fund      Receivable  Receivable Total
Net assets
 available
 for benefits,
 01-01-97      $142,077   172,271  1,391,710   474,789    624,673    181,378   42,633      68,967     3,098,498

Additions:
Participant
 contributions  202,107   340,361    278,904   128,233     97,466     48,485    5,831      70,936     1,172,323
Interest and
 dividends       61,294    76,126     18,688    28,289     26,138      6,133      --          107       216,775
Net
 realized and
 unrealized
 appreciation
 (depreciation)
 on investments (44,641)    8,435    438,062    13,751        --      89,941      --          --        505,548
Loan repayments   1,094     1,458      2,418       447        173        241   (5,831)        --            --
Transfers from
 other funds     38,885    63,160     87,815    49,752     33,120     25,676      --          --        298,408
                258,739   489,540    825,887   220,472    156,897    170,476      --       71,043     2,193,054
Deductions:
Distributions   (55,939)  (76,835)  (221,550)  (82,419)  (109,615)   (37,314)  (6,449)    (68,967)     (659,088)
Loans           (13,472)  (11,624)   (42,294)  (10,067)    (9,150)    (6,187)  92,794         --            --
Administrative
 expenses          (351)     (456)    (1,280)     (376)      (381)      (142)     --          --         (2,986)
Transfers to
 other funds    (19,036)  (20,975)   (45,303)  (36,905)  (125,353)   (30,381) (20,455)        --       (298,408)
                (88,798) (109,890)  (310,427) (129,767)  (244,499)   (74,024)  65,890     (68,967)     (960,482)
Net assets
 available
 for benefits,
 12-31-97      $312,018   551,921  1,907,170   565,494    537,071    277,830  108,523      71,043     4,331,070


7.   TRANSACTIONS WITH PARTIES IN INTEREST:

     Under ERISA, the Plan is required to report investment transactions with and compensation paid to a "party in interest". The term "party in interest" is broadly defined but includes Bairnco Corporation as the Plan's sponsor, Schwab, as Plan Trustee, and any person or corporation which renders services to the Plan. Certain fees for legal and accounting services provided in connection with the Plan were paid by the Plan sponsor on behalf of the Plan during these years and are not included in the accompanying financial statements. Additional fees paid by the Plan during 1997 for services rendered by parties in interest were based on rates which the Plan's Administrator believes were customary and reasonable.


8.   INCOME TAX STATUS:

     The Plan obtained its latest determination letter on April 29, 1997, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The plan administrator and legal counsel believe that the Plan is currently being operated in compliance with the applicable requirements of the Internal Revenue Code.


9.   SUPPLEMENTAL SCHEDULES:

     Supplemental Schedule I lists the reportable transactions of the Plan for the year ended December 31, 1997. Purchases and sales are made at fair market value on the date of transaction.

     Supplemental Schedule II lists the Plan assets held for investment at December 31, 1997.

     Supplemental Schedule III lists transactions with parties in interest of the Plan for the year ended December 31, 1997.

                                                                SCHEDULE  I

                            BAIRNCO CORPORATION
                       401(k) SAVINGS PLAN AND TRUST
                    SCHEDULE OF REPORTABLE TRANSACTIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                    Sales
                                                Sales     Sales     Net Gain
Description of Transaction          Purchases   Cost      Proceeds  (Loss)
Purchases:
  Founders Growth Fund              $  479,647
  Invesco Strategic Technology Fund    302,286
  Schwab Retirement Money Fund         156,724
  Schwab 1000 Equity Fund              385,407
  Strong Government Securities Fund    206,274

Sales:
  Founders Growth Fund                          $ 95,468  $108,432  $12,964
  Invesco Strategic Technology Fund               86,306    87,704    1,398
  Schwab Retirement Money Fund                   244,691   244,326     (365)
  Schwab 1000 Equity Fund                        250,400   308,009   57,609
  Strong Government Securities Fund              126,563   129,320    2,757

       Total All Funds              $1,530,338  $803,428  $877,791  $74,363




The accompanying notes are an integral part of this schedule.


                                                                SCHEDULE II

                            BAIRNCO CORPORATION
                       401(k) SAVINGS PLAN AND TRUST
                  SCHEDULE OF ASSETS HELD FOR INVESTMENT
                          AS OF DECEMBER 31, 1997

                                        Fair Market
Description                             Value (Note 2)     Cost
Cash Equivalents
  Schwab Money Market Fund              $      335         $      326

Common Stocks
  Bairnco Corporation                      277,495            172,105

     Total Bairnco Common Stock Fund    $  277,830         $  172,431

Mutual Funds
  Invesco Strategic Technology Fund     $  312,018         $  371,255
  Founders Growth Fund                     551,921            563,904
  Schwab 1000 Equity Fund                1,907,170          1,399,708
  Strong Government Securities Fund        565,494            541,725
  Schwab Retirement Money Fund             537,071            536,706

     Total Mutual Funds                 $3,873,674         $3,413,298

Other Investments
  Participant Notes Receivable          $  108,523         $  108,523

     Total                              $4,260,027         $3,694,252




The accompanying notes are an integral part of this schedule.



                                                               SCHEDULE III

                            BAIRNCO CORPORATION
                       401(k) SAVINGS PLAN AND TRUST
             SCHEDULE OF TRANSACTIONS WITH PARTIES IN INTEREST
                   FOR THE YEAR ENDED DECEMBER 31, 1997


Description                                             Amount

Sold 9,222 shares of Bairnco Corporation Common
  Stock between $6.875 and $10.8125 per share           $73,991


Purchased 9,866 shares of Bairnco Corporation Common
  Stock between $7.125 and $10.4375 per share           $80,294






The accompanying notes are an integral part of this schedule.


                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrative Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BAIRNCO CORPORATION 401(K)
                                                     SAVINGS PLAN AND TRUST
                                                             (Name of Plan)




Date: February 13, 1998                  By: /s/ J. ROBERT WILKINSON
                                             J. ROBERT WILKINSON
                                             Administrative Committee Member